UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2018

Atara Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 900 South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 278-8930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 11, 2018 (the “Effective Date”), the Board of Directors (the “Board”) of Atara Biotherapeutics, Inc. (the “Company”) increased the authorized size of the Board from seven to eight members, creating a vacancy on the Board.

On the Effective Date, the Board appointed, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, Roy Baynes, M.D., Ph.D. to fill the vacant Board seat and to serve as a member of the Board with an initial term expiring at the Company’s 2019 annual meeting of stockholders.

There are no arrangements or understandings between Dr. Baynes and any other persons pursuant to which he was selected as a director of the Company. The Board has not appointed Dr. Baynes to any Board committee and he is not currently expected to be named to a Board committee. The Board has determined that Dr. Baynes is independent under the Company’s Corporate Governance Guidelines, applicable U.S. Securities and Exchange Commission (the “SEC”) requirements and Nasdaq listing standards.  There is no transaction involving Dr. Baynes that requires disclosure under Item 404(a) of Regulation S-K.

As of the Effective Date, Dr. Baynes will participate in the Company’s non-employee director compensation arrangements, which are generally described under the heading “Non-Employee Director Compensation” in the Company’s Proxy Statement for its 2018 Annual Meeting of Stockholders as filed with the SEC on April 26, 2018.  Under these arrangements, Dr. Baynes will receive an annual retainer of $40,000 starting on the Effective Date, with payment pro-rated for any partial period of service.  In addition, on the Effective Date, Dr. Baynes received an option to purchase 16,500 shares of the Company’s Common Stock, which will vest on an annual basis over three years, subject to Dr. Baynes’ continuous service as a member of the Board.  The Company also entered into its standard form of indemnification agreement with Dr. Baynes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Atara Biotherapeutics, Inc.

By:	/s/ Mina Kim
Mina Kim
General Counsel

Date:   September 12, 2018